EXHIBIT 99.1

ENDRA Life Sciences Announces Reverse Stock Split

Shares Expected to Begin Trading on Split-Adjusted Basis on August 20, 2024

ANN ARBOR, Mich. (August 16, 2024) – ENDRA Life Sciences Inc. (“ENDRA”) (NASDAQ: NDRA), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), today announced that it will implement a 1-for-50 reverse stock split of the issued shares of its common stock (the “Reverse Stock Split”), effective at 12:01 a.m. Eastern time on August 20, 2024. The Company’s common stock is expected to begin trading on a split-adjusted basis when the market opens on Tuesday, August 20, 2024, and will continue to trade on The Nasdaq Capital Market under the symbol “NDRA.” The new CUSIP number for the common stock will be 29273B 401.

The Reverse Stock Split is intended to increase the bid price of the common stock to enable the Company to regain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market. The Company’s stockholders authorized the reverse stock split at the Company’s annual meeting of stockholders held on August 6, 2024, with the final ratio subsequently determined by the Company’s Board of Directors.

As a result of the Reverse Stock Split, every 50 shares of the company’s pre-split common stock issued and outstanding will be automatically reclassified into one new share of the Company’s common stock. This will reduce the number of shares outstanding from approximately 72.4 million shares to approximately 1.4 million shares and the number of authorized shares of the Company’s common stock from 1,000,000,000 to 20,000,000. Stockholders who would otherwise be entitled to receive a fractional share will instead automatically have their fractional interests rounded up to the next whole share, after aggregating all the fractional interests of a holder resulting from the Reverse Stock Split. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s equity plans, as applicable. The Reverse Stock Split will not affect the par value of the common stock.

The combination of, and reduction in, the issued shares of common stock as a result of the Reverse Stock Split will occur automatically at the effective time of the reverse stock split without any additional action on the part of the Company’s stockholders. The Company’s transfer agent, VStock Transfer, LLC, is acting as the exchange agent for the Reverse Stock Split and will send stockholders of record holding their shares electronically in book-entry form a transaction notice indicating the number of shares of common stock held after the Reverse Stock Split. Stockholders who hold their shares through a broker, bank, or other nominee will have their positions adjusted to reflect the reverse stock split, subject to their broker, bank, or other nominee’s particular processes, and are not expected to be required to take any action in connection with the Reverse Stock Split.

Additional information regarding the Reverse Stock Split can be found in the Company’s definitive proxy statement for the annual meeting of stockholders of the Company held on August 6, 2024, which was filed with the U.S. Securities and Exchange Commission on June 25, 2024, a copy of which is available at www.sec.gov and on the Company’s website.

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About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology that characterizes tissue similar to an MRI, but at 1/40th the cost and at the point of patient care. TAEUS® is designed to work in concert with the more than 700,000 ultrasound systems in use globally today. TAEUS® is initially focused on the non-invasive assessment of fatty tissue in the liver. Steatotic liver disease (SLD, formerly known as NAFLD-NASH) is a chronic liver disease spectrum that affects over two billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS®, including non-invasive visualization of tissue temperature during energy-based surgical procedures. For more information, please visit www.endrainc.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” "anticipate," “attempt,” "believe," "could," "estimate," "expect," “forecast,” “future,” "goal," “hope,” "intend," "may," "plan," “possible,” “potential,” “project,” "seek," "should," "will," “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Examples of forward-looking statements for ENDRA include, among others: expectations with respect to FDA requirements regarding its clinical trials and de novo submission for its TAEUS liver device; estimates of the timing of future events and anticipated results of its development efforts, including the timing of submission for and receipt of required regulatory approvals and product launches and sales; statements relating to future financial position and projected costs and revenue; expectations concerning ENDRA's business strategy; and statements regarding ENDRA’s ability to find and maintain development partners. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others: the risk that Nasdaq may not process the reverse stock split on the expected timeline; the risk that after the reverse stock split the closing bid price of the Company’s common stock is not at least $1.00 per share for a minimum of ten consecutive trading sessions; the ability to raise additional capital in order to continue as a going concern; the ability to obtain FDA and other regulatory approvals necessary to sell ENDRA medical devices in certain markets in a timely manner, or at all; the ability to develop a commercially feasible technology and its dependence on third parties to design and manufacture its products; ENDRA’s ability to maintain compliance with Nasdaq listing standards; ENDRA’s dependence on its senior management team; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; ENDRA’s ability to protect its intellectual property; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

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Company Contact:

Richard Jacroux

Chief Financial Officer

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Yvonne Briggs

LHA Investor Relations

(310) 691-7100

ybriggs@lhai.com

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